Exhibit 16.1

January 25, 2011

U.S. Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Re:  China Organic Agriculture, Inc. (File No.: 000-52430)

Dear Commissioners:

We have received a copy of, and are in agreement with, the statements being made by China Organic Agriculture, Inc. (the “Registrant”) concerning our firm in Item 4.01 of its Form 8-K dated January 25, 2011, captioned “Changes in Registrant’s Certifying Accountant”.

Very truly yours,

/s/ Li & Company, PC
Li & Company, PC